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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated February 23, 2001. It should be noted that we have not audited any financial statements of Residence Inn III LLC subsequent to December 29, 2000 or performed any audit procedures subsequent to the date of our report.


Vienna, VA                                       /s/ Arthur Andersen LLP
October 12, 2001